Exhibit 5(a)



                                                June 14, 1996



             MDU Resources Group, Inc.
             400 North Fourth Street
             Bismarck, North Dakota 58501


             Ladies and Gentlemen:

                       With reference to the Registration Statement on
             Form S-8 to be filed on or about the date hereof with the Securities and Exchange Commission by MDU Resources Group, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), and pursuant to which the Company intends to register 700,000 shares of its Common Stock, par value $3.33 (the "Stock") and the Preference Share Purchase Rights attached thereto (the "Rights") for offer and sale in connection with the Company's Tax Deferred Compensation Savings Plan (the "Plan"), it is my opinion that:

                       1.   When

                       (a) appropriate authorizations by the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming with respect to the issuance and sale of the Stock shall have been granted;

                       (b) the Company's Board of Directors or a duly authorized committee thereof shall have approved the issuance and sale of the Stock by the Company; and

                       (c) the Stock shall have been duly issued and delivered for the consideration set forth in the aforesaid Registration Statement and in accordance with the actions hereinabove mentioned, the Stock will be validly issued, fully paid and non-assessable.

                       2. The Rights, when issued as contemplated by the Registration Statement, will be validly issued.

                       I am a member of the North Dakota and Montana
             Bars and do not hold myself out as an expert on the laws of any other state. Except as set forth in paragraph 1(a) above, my opinions expressed above are limited to the law of the states of North Dakota and Montana, the General Corporation Law of the state of Delaware, and the Federal laws of the United States.

                       I hereby consent to the use of this opinion as an
             exhibit to the Registration Statement and the use of my name therein.

                                           Very truly yours,

                                           /s/ Lester H. Loble, II

                                           Lester H. Loble, II
                                           General Counsel
                                           and Secretary